Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-118764 and No. 333-185757 on Form S-8 of our report dated June 24, 2014, relating to the financial statements and supplemental schedule of Microsoft Corporation Savings Plus 401(k) Plan appearing in this Annual Report on Form 11-K of Microsoft Corporation Savings Plus 401(k) Plan for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

June 24, 2014